Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE FULL YEAR OF 2024 AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported fourth quarter 2024 net income of $889,000, or $0.05 per diluted common share. This compares to a net loss for the fourth quarter of 2023 of $5,321,000, or $0.31 per diluted common share. For the year ended December 31, 2024, the Company reported net income of $3,601,000, or $0.21 per diluted common share. This compares to a net loss of $3,346,000, or $0.20 per diluted common share, for the full year of 2023. The following table details the Company’s financial performance for both the three- and twelve-month periods ended December 31, 2024 and 2023:

	Fourth Quarter 2024	Fourth Quarter 2023	Year Ended December 31, 2024	Year Ended December 31, 2023

Net income (loss)	$889,000	$(5,321,000)	$3,601,000	$(3,346,000)
Diluted earnings per share	$0.05	$(0.31)	$0.21	$(0.20)

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2024 financial results: “We concluded 2024 with positive momentum driven by our strongest quarterly loan and deposit growth during the fourth quarter. Total loans grew by $30 million, or 2.9%, and deposits increased by $43 million, or 3.7%, for the full year of 2024. We also saw solid growth in net interest income as our fourth quarter net interest margin increased by 17 basis points on a sequential basis. We believe that our balance sheet is well positioned for further quarterly net interest income growth and net interest margin improvement in 2025. Our community banking business also continued to benefit from diversified revenue streams, with strong revenue and profit contribution from our wealth management business which caused total non-interest income to represent 33% of total revenue for 2024.  Finally, because of the changing interest rate environment and effective capital management, our tangible book value per share increased by 11.4% to $5.75(1) during the 2024 year.”

All fourth quarter and full year 2024 financial performance metrics within this document are compared to the fourth quarter and full year 2023 unless otherwise noted.

The Company's net interest income in the fourth quarter of 2024 increased by $950,000, or 11.1%, from the prior year's fourth quarter and, for the full year 2024, increased by $28,000, or 0.1%, when compared to the full year 2023.  The Company’s net interest margin of 2.88% for the fourth quarter 2024 and 2.81% for the full year 2024 represents a 25-basis point increase for the quarter but a 5-basis point decrease for the full year.  The decrease for the full year reflects net interest margin compression which existed for most of 2024 due to inversion in the U.S. Treasury yield curve. However, after demonstrating relative stability through the first three quarters of 2024, the net interest margin percentage improved meaningfully since the third quarter of 2024 by 17-basis points.  With the Federal Reserve’s action to ease monetary policy beginning in September 2024 and continuing through the end of the year, the net interest margin improved as the U.S. Treasury yield curve became less inverted in the short end and began to exhibit a more normal shape in the mid to longer portion of the curve.  Because of this favorable change to national interest rates and the Company’s balance sheet positioning, management believes the net interest margin will continue to improve through 2025. Earnings performance was also favorably impacted by the Company benefitting from a significantly lower provision for credit losses in both the fourth quarter and full year 2024.  Both total non-interest income and non-interest expense demonstrated improvement in both time periods compared to what was experienced in 2023.  Overall, earnings improvement for the quarter and full year 2024 was driven by the favorable comparison in the provision for credit losses, improved total revenue and lower non-interest expense.

Total average loans in the fourth quarter and full year 2024 are higher than the 2023 average by $36.3 million, or 3.6%, and $40.5 million, or 4.1%, respectively.  In 2024, new loan originations exceeded payoff activity, resulting in total loans, on an end of period basis, demonstrating growth of $30.0 million, or 2.9%, since December 31, 2023.  Loan originations were strongest in the fourth quarter of 2024 and more than doubled payoff activity.  Overall, total loans averaged $1.058 billion for the fourth quarter of 2024.  Total loan interest income improved in both time periods between years due to the higher national interest rate environment during 2024, the increased level of average total loans outstanding, and, also, a portion of CRE loans, that were booked at the onset of the COVID pandemic when interest rates were low, repriced upward during the fourth quarter of 2024.  These favorable items resulted in total loan interest income improving by $1.1 million, or 8.0%, for the fourth quarter and by $5.1 million, or 9.9%, for the full year when compared to both time periods of last year.

Total investment securities averaged $253.5 million for the full year 2024, which was $8.7 million, or 3.3%, lower than the $262.2 million average for the full year 2023.  The decrease reflects management’s strategy to allocate more cash flow from the securities portfolio to higher yielding loans while the Company controlled the amount of high cost overnight borrowed funds.  Thus, new investment security purchases were primarily used to replace cash flow from maturing securities to maintain appropriate balances for pledging purposes related to public fund deposits. The improved yields for new securities purchases, along with management’s execution of an investment portfolio repositioning strategy in late December 2023, caused interest income from investments to increase by $514,000, or 5.6%, for the full year 2024 compared to the full year 2023. Overall, the full year average balance of total interest earning assets increased from last year’s full year average by $31.8 million, or 2.5%, while total interest income increased by $5.6 million, or 9.3%, from the full year 2023.

On the liability side of the balance sheet, full year 2024 total average deposits were $15.0 million, or 1.3%, higher while total average deposits in the fourth quarter of 2024 were $28.3 million, or 2.4%, higher when compared to 2023.  The increase reflects the Company’s successful business development efforts, which more than offset a portion of the funds leaving the balance sheet from normal deposit run-off caused by greater pricing competition in the market to retain deposits because of the interest rate environment.  The Company’s core deposit base continued to demonstrate the strength and stability that it has for many years.  On December 31, 2024, total deposits grew by $42.6 million, or 3.7%, since December 31, 2023, demonstrating customer loyalty and confidence in AmeriServ Financial Bank.  The Company does not utilize brokered deposits as a funding source.  The loan to deposit ratio averaged 89.1% in the fourth quarter of 2024, which indicates that the Company has ample capacity to continue to grow its loan portfolio and is well positioned to support our customers and our community during times of economic volatility.

Total interest expense increased by $145,000, or 2.0%, for the fourth quarter of 2024, and by $5.6 million, or 22.6%, for the full year 2024 when compared to both time periods of last year.  Deposit interest expense was higher by $192,000, or 3.1%, for the quarter and by $4.4 million, or 21.1%, for the full year as the average volume of total interest-bearing deposits grew by $31.8 million, or 3.3%, for the quarter and by $27.9 million, or 2.9%, for the year.  The year over year increase in total interest expense was primarily due to the impact of the rising national interest rates experienced during 2023, which resulted in certain deposit products, particularly public funds, that are tied to a market index, repricing upward.  Additionally, increased market competition resulted in the Company raising rates on certain shorter-term certificates of deposit to retain funds. Also, there was an unfavorable deposit mix shift as the 2024 average of non-interest-bearing demand deposits declined by $3.5 million, or 1.9%, for the quarter and by $12.9 million, or 6.7%, for the full year while, as mentioned above, total interest-bearing deposits increased. The pace of deposit cost increases slowed during the first three quarters of 2024 and then decreased during the fourth quarter as the Federal Reserve eased monetary policy during the final four months of 2024 by reducing short term interest rates by 100-basis points.  This slowdown and reduction in deposit costs contributed to the previously mentioned stabilization and recent improvement in the net interest margin.  Management believes that deposit costs will decline further as the Federal Reserve continues their expected-tempered approach to reduce interest rates.  Total deposit cost averaged 2.13% in the fourth quarter of 2024, which is a 9-basis point improvement from the third quarter of 2024.  Overall, though, for the full year 2024, total deposit costs were 2.18%, which is 36-basis points higher than total deposit cost of 1.82% for the full year 2023.

Total borrowings interest expense decreased by $47,000, or 3.8%, in the fourth quarter of 2024 but was $1.2 million, or 30.9%, higher when compared to the full year 2023. The quarterly decrease reflects the Federal Reserve’s recent action to ease monetary policy which had an immediate and favorable impact on the cost of overnight borrowed funds. The full year increase primarily results from the impact that the higher national interest rates had on total borrowings cost through the first nine months of 2024. The Company’s utilization of overnight borrowed funds in 2024 was lower than the 2023 level in both time periods while the level of advances from the Federal Home Loan Bank increased. Advances from the Federal Home Loan Bank averaged $51.6 million for the full year 2024, which is $29.4 million, or 132.7%, higher than the $22.2 million average for the full year 2023. Management’s strategy to increase term advances to lock in lower rates than overnight borrowings due to the inversion in the short end of the yield curve has favorably impacted net interest income.

The Company recorded a $1.1 million provision for credit losses in the fourth quarter of 2024 after recording a provision of $6.0 million in the fourth quarter of 2023, resulting in a favorable change of $4.9 million.  For the full year of 2024, the Company recognized an $884,000 provision for credit losses after recognizing a $7.4 million provision in 2023, resulting in a favorable change of $6.5 million.  The provision for credit losses in the fourth quarter of 2024 reflects the unfavorable impact on loss rates used to calculate the allowance for loan credit losses in accordance with CECL and a $400,000 specific reserve established on a new non-accrual loan.  The unfavorable impact on loss rates resulted from a $1.6 million charge-down of a $3.6 million commercial real estate (CRE) loan that was transferred to non-accrual status during the fourth quarter on which a specific reserve had already been established earlier this year.  Also causing the higher provision expense was the strong level of loan growth experienced during the fourth quarter of 2024.  The lower provision for credit losses for the full year 2024 reflects provision recoveries recognized in both the loan and securities portfolios in the first and third quarters.  Additionally, the 2023 fourth quarter and full year provision was significantly higher due to the negative impact that the Rite Aid bankruptcy had on several commercial real estate properties.

Non-performing assets increased since the third quarter of 2024 by $1.0 million and totaled $13.7 million.  This increase occurred due to the previously mentioned transfer of a $2.0 million CRE loan and a $400,000 C&I loan into non-accrual status, which more than offset a $1.2 million C&I loan returning to accruing status and a $200,000 reduction in non-accrual residential mortgage loans.  Non-performing assets from the loan portfolio represent 1.18% of total loans.  The Company recognized net loan charge-offs of $2.0 million, or 0.19% of total average loans, in the full year 2024 compared to net loan charge-offs of $3.5 million, or 0.35% of total average loans, in the full year 2023.  Overall, the Company continues to maintain solid coverage of both total loans and non-performing loans as the allowance for loan credit losses provided 127% coverage of non-performing loans and 1.30% of total loans at December 31, 2024.

Total non-interest income in the fourth quarter of 2024 increased by $1.7 million, or 61.1%, from the prior year's fourth quarter and increased by $1.6 million, or 9.7%, for the full year of 2024 when compared to the full year 2023.  The significant improvement in both time periods was partially due to the Company recognizing a $922,000 loss on an investment portfolio repositioning strategy that was executed during the fourth quarter of 2023.  There were no investment security gains or losses recognized in 2024. Also, the variances for both time periods reflect the necessary adjustments to the fair market value of an interest rate swap related risk participation agreement as well as the credit valuation adjustment to the market value of the interest rate swap contracts that the Company executed to accommodate the needs of certain borrowers while managing our interest rate risk position.  These adjustments reflect the changing national interest rates and improved by $678,000 during the fourth quarter of 2024 and by $866,000 for the full year 2024 compared to both time periods from last year.  Wealth management fees improved by $49,000, or 1.7%, for the quarter and by $1.1 million, or 9.3%, for the full year due in part to a strong performance from our Financial Services division that resulted from new business growth.  Also, the increase in wealth management fees reflects the improving market conditions particularly for equity securities as major market indexes continued their ascent to record highs in 2024. Overall, the fair market value of wealth management assets totaled $2.6 billion at December 31, 2024 and increased by $37.7 million, or 1.5%, since December 31, 2023.  Finally, and favorably impacting other income for the full year of 2024 was the Company recognizing a $250,000 signing bonus that resulted from successful negotiations related to the renewal of an expiring contract with Visa.  The favorable items for the full year were partially offset by the Company recognizing a $1.7 million gain in the first quarter of 2023 from AmeriServ Financial Bank selling all 7,859 shares of the Class B common stock of Visa Inc; there was no such gain during 2024.

Total non-interest expense in the fourth quarter of 2024 decreased by $275,000, or 2.3%, when compared to the fourth quarter of 2023 and decreased by $628,000, or 1.3%, for the full year 2024 when compared to the full year 2023.  Salaries and employee benefits expense decreased by $1.2 million, or 4.2%, for the full year 2024 due to the net favorable impact of certain items within this broad category. Total salaries cost was down by $847,000, or 4.0%, after the Company incurred additional salary expense in 2023 related to a strategy to consolidate certain executive level positions in the wealth management business.  This benefit was successfully recognized in 2024 and was part of our previously announced earnings improvement program that was designed to lower employee costs.  Also, total health care cost was $516,000, or 13.4%, lower compared to last year and reflects management’s effective negotiations with our current health care provider that resulted in not having to recognize any premium costs in January 2024.  These favorable items were partially offset by an increased level of incentive compensation by $294,000, or 25.1%, which corresponds to the strong performance of our wealth management division.  Also, favorably impacting total non-interest expense for the full year was a lower level of professional fees by $533,000, or 10.0%. Other expenses were $488,000, or 10.3%, higher for the full year 2024 when compared to 2023.  The Company was required to recognize a settlement charge in connection with its defined benefit pension plan during 2024. The amount of the 2024 charge was $471,000.  A settlement charge must be recognized when the total dollar amount of lump sum distributions paid from the pension plan to retired employees exceeds a threshold of expected annual service and interest costs in the current year.  It is important to note that since the retired employees have chosen to take the lump sum payments, these individuals are no longer included in the pension plan.  Therefore, it is expected that the Company’s normal annual pension expense will continue to be lower in the future.  This was evident in 2023 and in 2024 as the Company has recognized a pension credit in both years.   FDIC insurance increased by $306,000, or 42.8%, due to an increase in both the asset assessment base as well as the assessment rate.  Data processing and IT expenses increased by $385,000, or 8.7%, for the full year of 2024 due to additional expenses related to monitoring our computing and network environment.

Professional fees in both 2024 and 2023 were impacted by litigation and responses to the actions of an activist investor. The Company reached a Cooperation and Settlement Agreement with activist investor Driver Opportunity Partners (Driver), which was described in a Current Report on Form 8-K filed on June 14, 2024.  The Company’s activist related costs declined by approximately $137,000 when the fourth quarter of 2024 is compared to the fourth quarter of 2023. For the full year 2024, activist related costs totaled $1.5 million compared to $2.2 million recognized for the full year 2023.

The Company recorded income tax expense of $187,000 in the fourth quarter of 2024 and income tax expense of $798,000, or an effective tax rate of 18.1%, for the full year 2024, which compares to an income tax credit of $1.5 million, in the fourth quarter 2023 and an income tax credit of $1.0 million, for the full year 2023.

The Company had total assets of $1.4 billion, shareholders' equity of $108.6 million, a book value of $6.57 per common share and a tangible book value of $5.75(1) per common share on December 31, 2024.  Book value per common share increased by $0.61, or 10.2%, and tangible book value per common share increased by $0.59, or 11.4%, since December 31, 2023, due to a favorable adjustment for both the unrealized loss on available for sale securities and the Company’s defined benefit pension plan and the accretive repurchase of 628,003 shares of common stock from Driver. The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status as of December 31, 2024.

QUARTERLY COMMON STOCK DIVIDEND

The Company’s Board of Directors declared a $0.03 per share quarterly common stock cash dividend. The cash dividend is payable February 18, 2025, to shareholders of record on February 3, 2025. This cash dividend represents a 4.35% annualized yield using the January 16, 2025 closing stock price of $2.76 and a 57% payout ratio based upon 2024 full year earnings. The Company’s Board of Directors elected to continue the common dividend at its current level given the Company’s strong capital position and earnings improvement in 2024.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; ability to successfully execute the Earnings Improvement Program and achieve the anticipated benefits in the amounts and at times estimated; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects to our banking platform; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

December 31, 2024

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2024

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,904	$(375)	$1,183	$889	$3,601

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.55%	(0.11)%	0.34%	0.25%	0.26%
Return on average equity	7.51	(1.47)	4.51	3.30	3.46
Return on average tangible common equity (1)	8.67	(1.70)	5.19	3.78	3.98
Net interest margin	2.70	2.74	2.71	2.88	2.81
Net charge-offs (recoveries) as a percentage of average loans	0.05	0.08	0.06	0.58	0.19
Efficiency ratio (3)	86.60	100.33	89.49	84.71	90.18

EARNINGS PER COMMON SHARE:
Basic	$0.11	$(0.02)	$0.07	$0.05	$0.21
Average number of common shares outstanding	17,147	17,030	16,519	16,519	16,802
Diluted	$0.11	$(0.02)	$0.07	$0.05	$0.21
Average number of common shares outstanding	17,147	17,030	16,519	16,519	16,802
Cash dividends paid per share	$0.03	$0.03	$0.03	$0.03	$0.12

2023

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,515	$(187)	$647	$(5,321)	$(3,346)

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.45%	(0.06)%	0.19%	(1.53)%	(0.25)%
Return on average equity	5.85	(0.72)	2.49	(20.85)	(3.23)
Return on average tangible common equity (1)	6.73	(0.82)	2.88	(24.11)	(3.72)
Net interest margin	3.03	2.89	2.76	2.63	2.86
Net charge-offs (recoveries) as a percentage of average loans	0.05	(0.02)	0.05	1.27	0.35
Efficiency ratio (3)	79.58	101.55	92.60	106.81	94.17

EARNINGS PER COMMON SHARE:
Basic	$0.09	$(0.01)	$0.04	$(0.31)	$(0.20)
Average number of common shares outstanding	17,131	17,147	17,147	17,147	17,143
Diluted	$0.09	$(0.01)	$0.04	$(0.31)	$(0.20)
Average number of common shares outstanding	17,155	17,147	17,147	17,147	17,144
Cash dividends paid per share	$0.03	$0.03	$0.03	$0.03	$0.12

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2024

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,384,516	$1,403,438	$1,405,187	$1,423,725
Short-term investments/overnight funds	3,353	2,925	4,877	3,855
Investment securities, net of allowance for credit losses - securities	230,419	230,425	230,042	220,239
Total loans and loans held for sale, net of unearned income	1,026,586	1,039,258	1,040,421	1,068,409
Allowance for credit losses - loans	14,639	14,611	14,420	13,912
Intangible assets	13,705	13,699	13,693	13,688
Deposits	1,176,578	1,170,359	1,189,330	1,200,995
Short-term and FHLB borrowings	60,858	85,495	66,312	70,700
Subordinated debt, net	26,695	26,706	26,716	26,726
Shareholders’ equity	103,933	103,661	108,182	108,611
Non-performing assets	12,161	12,817	12,657	13,657
Tangible common equity ratio (1)	6.58%	6.47%	6.79%	6.73%
Total capital (to risk weighted assets) ratio	13.10	12.77	12.87	12.70
PER COMMON SHARE:
Book value	$6.06	$6.28	$6.55	$6.57
Tangible book value (1)	5.26	5.45	5.72	5.75
Market value (2)	2.60	2.26	2.61	2.68
Wealth management assets – fair market value (4)	$2,603,493	$2,580,402	$2,603,856	$2,559,155

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304	310	302	302
Branch locations	16	16	16	16
Common shares outstanding	17,147,270	16,519,267	16,519,267	16,519,267

2023

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,345,957	$1,345,721	$1,361,789	$1,389,638
Short-term investments/overnight funds	4,116	3,366	3,598	4,349
Investment securities, net of allowance for credit losses - securities	238,613	232,259	229,335	229,690
Total loans and loans held for sale, net of unearned income	980,877	988,221	1,002,306	1,038,401
Allowance for credit losses - loans	12,132	12,221	12,313	15,053
Intangible assets	13,731	13,724	13,718	13,712
Deposits	1,131,789	1,127,569	1,129,290	1,158,360
Short-term and FHLB borrowings	69,124	72,793	85,568	85,513
Subordinated debt, net	26,654	26,665	26,675	26,685
Shareholders’ equity	105,899	103,565	101,326	102,277
Non-performing assets	4,599	5,650	5,939	12,393
Tangible common equity ratio (1)	6.92%	6.74%	6.50%	6.44%
Total capital (to risk weighted assets) ratio	14.17	14.00	13.72	13.03
PER COMMON SHARE:
Book value	$6.18	$6.04	$5.91	$5.96
Tangible book value (1)	5.38	5.24	5.11	5.16
Market value (2)	3.05	2.54	2.65	3.24
Wealth management assets – fair market value (4)	$2,354,498	$2,446,639	$2,385,590	$2,521,501

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	308	315	308	307
Branch locations	17	17	17	17
Common shares outstanding	17,147,270	17,147,270	17,147,270	17,147,270

NOTES:

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Based on closing price reported by the principal market on which the share is traded on the last business day of the corresponding reporting period.
(3)	Ratio calculated by dividing total non-interest expense by tax equivalent net interest income plus total non-interest income.
(4)	Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2024

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$13,776	$14,003	$14,301	$14,679	$56,759
Interest on investments	2,448	2,507	2,407	2,384	9,746
Total Interest Income	16,224	16,510	16,708	17,063	66,505

INTEREST EXPENSE
Deposits	6,199	6,389	6,515	6,345	25,448
All borrowings	1,278	1,246	1,306	1,179	5,009
Total Interest Expense	7,477	7,635	7,821	7,524	30,457

NET INTEREST INCOME	8,747	8,875	8,887	9,539	36,048
Provision (recovery) for credit losses	(557)	434	(51)	1,058	884
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	9,304	8,441	8,938	8,481	35,164

NON-INTEREST INCOME
Wealth management fees	3,266	3,059	3,050	2,943	12,318
Service charges on deposit accounts	293	293	304	298	1,188
Net realized gains on loans held for sale	10	59	55	50	174
Mortgage related fees	29	48	30	23	130
Net realized losses on investment securities	0	0	0	0	0
Gain on sale of Visa Class B shares	0	0	0	0	0
Bank owned life insurance	337	240	244	246	1,067
Other income	1,012	673	520	893	3,098
Total Non-Interest Income	4,947	4,372	4,203	4,453	17,975

NON-INTEREST EXPENSE
Salaries and employee benefits	7,117	7,108	7,122	7,040	28,387
Net occupancy expense	791	730	706	741	2,968
Equipment expense	386	391	371	391	1,539
Professional fees	1,002	2,094	792	896	4,784
Data processing and IT expense	1,159	1,142	1,287	1,227	4,815
FDIC deposit insurance expense	255	250	255	261	1,021
Other expense	1,154	1,582	1,188	1,302	5,226
Total Non-Interest Expense	11,864	13,297	11,721	11,858	48,740

PRETAX INCOME (LOSS)	2,387	(484)	1,420	1,076	4,399
Income tax expense (benefit)	483	(109)	237	187	798
NET INCOME (LOSS)	$1,904	$(375)	$1,183	$889	$3,601

2023

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$12,276	$12,609	$13,154	$13,589	$51,628
Interest on investments	2,298	2,270	2,285	2,379	9,232
Total Interest Income	14,574	14,879	15,439	15,968	60,860

INTEREST EXPENSE
Deposits	4,189	5,019	5,653	6,153	21,014
All borrowings	863	750	987	1,226	3,826
Total Interest Expense	5,052	5,769	6,640	7,379	24,840

NET INTEREST INCOME	9,522	9,110	8,799	8,589	36,020
Provision (recovery) for credit losses	1,179	43	189	6,018	7,429
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	8,343	9,067	8,610	2,571	28,591

NON-INTEREST INCOME
Wealth management fees	2,738	2,789	2,845	2,894	11,266
Service charges on deposit accounts	266	280	311	306	1,163
Net realized gains on loans held for sale	26	38	59	46	169
Mortgage related fees	33	34	41	23	131
Net realized losses on investment securities	0	0	0	(922)	(922)
Gain on sale of Visa Class B shares	1,748	0	0	0	1,748
Bank owned life insurance	239	242	321	245	1,047
Other income	457	479	679	172	1,787
Total Non-Interest Income	5,507	3,862	4,256	2,764	16,389

NON-INTEREST EXPENSE
Salaries and employee benefits	7,175	7,728	7,358	7,367	29,628
Net occupancy expense	772	713	719	713	2,917
Equipment expense	415	422	376	410	1,623
Professional fees	1,308	1,907	1,146	956	5,317
Data processing and IT expense	1,078	1,080	1,139	1,133	4,430
FDIC deposit insurance expense	125	175	195	220	715
Other expense	1,090	1,152	1,162	1,334	4,738
Total Non-Interest Expense	11,963	13,177	12,095	12,133	49,368

PRETAX INCOME (LOSS)	1,887	(248)	771	(6,798)	(4,388)
Income tax expense (benefit)	372	(61)	124	(1,477)	(1,042)
NET INCOME (LOSS)	$1,515	$(187)	$647	$(5,321)	$(3,346)

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

	2024		2023
	4QTR	TWELVE MONTHS	4QTR	TWELVE MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$1,058,273	$1,037,734	$1,021,950	$997,204
Short-term investments and bank deposits	3,908	3,853	4,470	3,942
Total investment securities	246,111	253,487	260,705	262,167
Total interest earning assets	1,308,292	1,295,074	1,287,125	1,263,313

Non-interest earning assets:
Cash and due from banks	14,695	14,333	14,087	15,446
Premises and equipment	18,628	18,610	17,264	17,270
Other assets	87,137	84,041	75,366	75,111
Allowance for credit losses	(15,026)	(15,310)	(13,398)	(13,066)
Total assets	$1,413,726	$1,396,748	$1,380,444	$1,358,074

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$233,474	$225,741	$225,470	$225,713
Savings	119,342	120,231	121,373	127,539
Money market	319,415	314,138	310,609	302,964
Other time	337,073	330,013	320,033	306,044
Total interest bearing deposits	1,009,304	990,123	977,485	962,260
Borrowings:
Federal funds purchased and other short-term borrowings	21,209	27,963	41,361	35,755
Advances from Federal Home Loan Bank	54,348	51,590	32,316	22,167
Subordinated debt	27,000	27,000	27,000	27,000
Lease liabilities	4,297	4,337	3,332	3,238
Total interest bearing liabilities	1,116,158	1,101,013	1,081,494	1,050,420

Non-interest bearing liabilities:
Demand deposits	178,457	178,686	181,978	191,580
Other liabilities	11,896	12,973	15,685	12,507
Shareholders’ equity	107,215	104,076	101,287	103,567
Total liabilities and shareholders’ equity	$1,413,726	$1,396,748	$1,380,444	$1,358,074

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands)

(Unaudited)

2024

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2023	$268	$(83,280)	$146,364	$58,901	$(19,976)	$102,277
Net income	0	0	0	1,904	0	1,904
Exercise of stock options and stock option expense	0	0	8	0	0	8
Adjustment for defined benefit pension plan	0	0	0	0	(131)	(131)
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(241)	(241)
Market value adjustment for interest rate hedge	0	0	0	0	630	630
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at March 31, 2024	$268	$(83,280)	$146,372	$60,291	$(19,718)	$103,933
Net loss	0	0	0	(375)	0	(375)
Treasury stock, purchased at cost	0	(1,511)	0	0	0	(1,511)
Adjustment for defined benefit pension plan	0	0	0	0	2,177	2,177
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(119)	(119)
Market value adjustment for interest rate hedge	0	0	0	0	71	71
Common stock cash dividend	0	0	0	(515)	0	(515)
Balance at June 30, 2024	$268	$(84,791)	$146,372	$59,401	$(17,589)	$103,661
Net income	0	0	0	1,183	0	1,183
Adjustment for defined benefit pension plan	0	0	0	0	753	753
Adjustment for unrealized gain on available for sale securities	0	0	0	0	3,966	3,966
Market value adjustment for interest rate hedge	0	0	0	0	(886)	(886)
Common stock cash dividend	0	0	0	(495)	0	(495)
Balance at September 30, 2024	$268	$(84,791)	$146,372	$60,089	$(13,756)	$108,182
Net income	0	0	0	889	0	889
Adjustment for defined benefit pension plan	0	0	0	0	2,224	2,224
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(2,590)	(2,590)
Market value adjustment for interest rate hedge	0	0	0	0	402	402
Common stock cash dividend	0	0	0	(496)	0	(496)
Balance at December 31, 2024	$268	$(84,791)	$146,372	$60,482	$(13,720)	$108,611

2023

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2022	$267	$(83,280)	$146,225	$65,486	$(22,520)	$106,178
Net income	0	0	0	1,515	0	1,515
Exercise of stock options and stock option expense	1	0	106	0	0	107
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized gain on available for sale securities	0	0	0	0	449	449
Market value adjustment for interest rate hedge	0	0	0	0	(655)	(655)
Cumulative effect adjustment for change in accounting principle	0	0	0	(1,181)	0	(1,181)
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at March 31, 2023	$268	$(83,280)	$146,331	$65,306	$(22,726)	$105,899
Net loss	0	0	0	(187)	0	(187)
Exercise of stock options and stock option expense	0	0	12	0	0	12
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(2,560)	(2,560)
Market value adjustment for interest rate hedge	0	0	0	0	916	916
Common stock cash dividend	0	0	0	(515)	0	(515)
Balance at June 30, 2023	$268	$(83,280)	$146,343	$64,604	$(24,370)	$103,565
Net income	0	0	0	647	0	647
Exercise of stock options and stock option expense	0	0	11	0	0	11
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(2,700)	(2,700)
Market value adjustment for interest rate hedge	0	0	0	0	316	316
Common stock cash dividend	0	0	0	(513)	0	(513)
Balance at September 30, 2023	$268	$(83,280)	$146,354	$64,738	$(26,754)	$101,326
Net loss	0	0	0	(5,321)	0	(5,321)
Exercise of stock options and stock option expense	0	0	10	0	0	10
Adjustment for defined benefit pension plan	0	0	0	0	1,688	1,688
Adjustment for unrealized gain on available for sale securities	0	0	0	0	6,019	6,019
Market value adjustment for interest rate hedge	0	0	0	0	(929)	(929)
Common stock cash dividend	0	0	0	(516)	0	(516)
Balance at December 31, 2023	$268	$(83,280)	$146,364	$58,901	$(19,976)	$102,277

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", and "tangible book value per share".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.

2024

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2024
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,904	$(375)	$1,183	$889	$3,601

Average shareholders’ equity	101,997	102,677	104,416	107,215	104,076
Less: Average intangible assets	13,708	13,701	13,695	13,690	13,699
Average tangible common equity	88,289	88,976	90,721	93,525	90,377

Return on average tangible common equity (annualized)	8.67%	(1.70)%	5.19%	3.78%	3.98%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$103,933	$103,661	$108,182	$108,611
Less: Intangible assets	13,705	13,699	13,693	13,688
Tangible common equity	90,228	89,962	94,489	94,923

TANGIBLE ASSETS
Total assets	1,384,516	1,403,438	1,405,187	1,423,725
Less: Intangible assets	13,705	13,699	13,693	13,688
Tangible assets	1,370,811	1,389,739	1,391,494	1,410,037

Tangible common equity ratio	6.58%	6.47%	6.79%	6.73%

Total shares outstanding	17,147,270	16,519,267	16,519,267	16,519,267

Tangible book value per share	$5.26	$5.45	$5.72	$5.75

2023

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2023
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,515	$(187)	$647	$(5,321)	$(3,346)

Average shareholders’ equity	105,092	104,913	102,976	101,287	103,567
Less: Average intangible assets	13,734	13,727	13,720	13,714	13,724
Average tangible common equity	91,358	91,186	89,256	87,573	89,843

Return on average tangible common equity (annualized)	6.73%	(0.82)%	2.88%	(24.11)%	(3.72)%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$105,899	$103,565	$101,326	$102,277
Less: Intangible assets	13,731	13,724	13,718	13,712
Tangible common equity	92,168	89,841	87,608	88,565

TANGIBLE ASSETS
Total assets	1,345,957	1,345,721	1,361,789	1,389,638
Less: Intangible assets	13,731	13,724	13,718	13,712
Tangible assets	1,332,226	1,331,997	1,348,071	1,375,926

Tangible common equity ratio	6.92%	6.74%	6.50%	6.44%

Total shares outstanding	17,147,270	17,147,270	17,147,270	17,147,270

Tangible book value per share	$5.38	$5.24	$5.11	$5.16